UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 30, 2012

CARRIZO OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street Suite 2300 Houston, Texas		77002
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On April 30, 2012, Carrizo Oil & Gas, Inc. (the “Company”), along with certain of its wholly-owned subsidiaries, successfully closed on the previously announced definitive agreement to sell, effective January 1, 2012, a portion of its properties in the Barnett Shale (the “Divested Properties”) to a subsidiary of Atlas Resource Partners, L.P. (NYSE: ARP) for approximately $187 million in cash, subject to final post-closing adjustments. The net proceeds will be recognized as a reduction of the Company’s capitalized oil and gas property costs with no gain or loss recognized as a result of the sale. As previously disclosed, estimated total proved reserves associated with the Divested Properties, as determined by Carrizo’s third party engineers at year-end 2011, was approximately 312 Bcfe (comprised of 177 Bcfe of proved developed and 135 Bcfe of proved undeveloped reserves). The Company used substantially all of the net proceeds from this sale to reduce the outstanding borrowings under its revolving credit facility.

A copy of the purchase and sale agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. Pro forma financial information with respect to the sale is provided in Item 9.01 to this Current Report on Form 8-K.

Item 8.01.	Other Events

In addition, concurrent with the closing of the transaction, the Company completed its regular Spring 2012 borrowing base redetermination under the Company’s revolving credit facility. As a consequence of the sale, largely offset by the addition of proved reserves from its successful ongoing Eagle Ford drilling program, the borrowing base availability was finalized at $325 million, $25 million higher than the Company’s previously announced estimate and $15 million below the Company’s Fall 2011 borrowing base availability of $340 million. The next borrowing base redetermination is currently expected to occur on or before November 1, 2012.

EBITDA from the Divested Properties will be reported in Carrizo’s financial results through April 30, 2012.

Statements in this report that are not historical facts, including but not limited to those related to impact under the credit facility and other use of proceeds, the sale (including purchase price and effects thereof), of production, drilling and completion, production mix, development plans, growth, use of proceeds, oil and gas sales, the Company’s or management’s intentions, beliefs, expectations, hopes, projections, assessment of risks, estimations, plans or predictions for the future, results of the Company’s strategies and other statements that are not historical facts are forward-looking statements that are based on current expectations. Although Carrizo believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include purchase price adjustments, failure of closing conditions, actions by the purchaser, actions by banks, results of wells and production testing, performance of rig operators and gathering systems, actions by governmental authorities, joint venture partners, industry partners, lenders and other third parties, market and other conditions, availability of well connects, capital needs and uses, commodity price changes, effects of the global economy on exploration activity, results of and dependence on exploratory drilling activities, operating risks, right-of-way and other land issues, availability of capital and equipment, weather, and other risks described in Carrizo’s Form 10-K for the year ended December 31, 2011 and its other filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Other Exhibits

(b) Pro Forma Financial Information.

Unaudited pro forma financial information of the Company to give effect to the sale is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2011

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2011

(d) Exhibits

Exhibit Number	Exhibit Description

2.1	Purchase and Sale Agreement, dated as of March 15, 2012, among ARP Barnett, LLC and Carrizo Oil & Gas, Inc. , CLLR, Inc., Hondo Pipeline, Inc. and Mescalero Pipeline, Inc. The schedules to the Purchase and Sale Agreement have been omitted pursuant to item 601(b) of Regulation S-K. A copy of the omitted schedules will be furnished to the U.S. Securities and Exchange Commission supplementally upon request.

99.1	Unaudited Pro Forma Condensed Consolidated Balance Sheet of Carrizo Oil & Gas, Inc. as of December 31, 2011 and Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:	/s/ Paul F. Boling
Paul F. Boling
Vice President and
Chief Financial Officer

Date: May 1, 2012

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